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                             Exhibit Number 10(p)
                      Agreement dated as of May 30, 1986,
                                    between
                         Material Sciences Corporation
                                      and
                        Corporate Property Association
                                      and
                        Corporate Property Associates 2
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                         MATERIAL SCIENCES CORPORATION

                                   AGREEMENT
                                   ---------

          THIS AGREEMENT, dated as of May 30, 1986 by MATERIAL SCIENCES CORPORATION ("MSC"), a Delaware corporation, and CORPORATION PROPERTY ASSOCIATES, a California limited partnership, and CORPORATE PROPERTY ASSOCIATES 2, a California limited partnership, jointly and severally as tenants-in-common, as their respective interests may appear, and for their responsive successors and assigns as lessor under the Lease (collectively "Lessor") referred to below:

                                  WITNESSETH

          WHEREAS, PFM entered into a lease and agreement dated December 1, 1980 (the 12/1/80 Lease) with Line 6 Corp., an Ohio corporation (Line 6 Corp.), leasing the Premises therein referred to (the 12/1/80 Premises); and

          WHEREAS, in connection therewith MSC executed and delivered a lease guaranty dated December 1, 1980 (the 12/1/80 Lease Guaranty) from MSC to Line 6 Corp.; and

          WHEREAS, all Line 6 Corp.'s interest in the Premises, the 12/1/80 Lease and the 12/1/80 Lease Guaranty has been conveyed and transferred to Lessor, and Lessor is now the fee owner of the Premises, the Lessor under the 12/1/80 Lease and the successor to Line 6 Corp. under the 12/1/80 Lease Guaranty; and

          WHEREAS, MSC and Lessor desire to cancel and terminate the 12/1/80 Lease Guaranty and have entered into a new lease guaranty of even date herewith for the benefit of the Lessor and Creditanstalt-Bankverein (the "Lease Guaranty") and desire to enter into this guaranty for the benefit of Lessor.

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          NOW THEREFORE, in order to induce the Lessor to enter into the First
Amendment of even date herewith to the 12/1/80 Lease, and in consideration of the Premises, the parties hereto agree as follows (each defined term used in this Agreement has the meaning therefor set forth in this Agreement, or, if not so set forth, the meaning therefor set forth in the 12/1/80 Lease, as amended by the aforesaid First Amendment, herein called the Lease):

          SECTION 1.  CANCELLATION OF 12/1/80 LEASE GUARANTY.
          ---------------------------------------------------

          MSC and Lessor do hereby mutually cancel, terminate and release the 12/1/80 Lease Guaranty and do hereby agree that all obligations, duties and claims arising out of the existence of the 12/1/80 Lease Guaranty are hereby terminated, cancelled, liquidated and released.

          SECTION 2.  FUNDED INDEBTEDNESS; LONG-TERM LEASES.
          --------------------------------------------------

          MSC will not, and will not permit any Subsidiary (other than as provided in the Lease with respect to PFM) to incur, create, assume, guarantee or in any manner become or be liable in respect of, any Funded Indebtedness or any Long-Term Leases other than:

          (1) the date (as defined in a First Mortgage dated as of the date hereof from Lessor as mortgagor to Creditanstalt-Bankverein (New York Branch) as mortgagee);

          (2)  Funded Indebtedness as shown on Exhibit A hereto;

          (3)  Long-Term Leases in effect on the date hereof; and

          (4) additional Funded Indebtedness and Long-Term Leases (exclusive of the Lease) if the amount of Consolidated Net Worth at the date of incurrence thereof is

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     greater than $23,000,000 and the amount of additional Funded Indebtedness and Long-Term Leases at such date is less than Consolidated Net Worth.

                SECTION 3.  CURRENT RATIO AND WORKING CAPITAL.
                ---------------------------------------------

          MSC will not permit Consolidated Current Assets to be less than 125% of Consolidated Current Liability as to the end of any fiscal year ending February 28, 1986, and thereafter. MSC will at all times maintain Consolidated Current Assets less Consolidated Current Liabilities at an amount not less than $5,000,000.

                            SECTION 4.  NET WORTH.
                            ----------------------

          MSC will not permit the amount of Consolidated Net Worth to be less than $23,000,000 at any time after February 28, 1986.

                             SECTION 5. DIVIDENDS.
                             ---------------------

          If at any time Consolidated Net Worth shall exceed $25,000,000 and no Event of Default has occurred and is existing, MSC may pay Dividends on any shares of any class of its capital stock in an amount not in excess of 30% of Consolidated Net Income accruing after February 25, 1986 so long as Consolidated Net Worth shall at least equal $25,000,000 after the paying of such dividends.

              SECTION 6.  SHORT-TERM INDEBTEDNESS AND INVENTORY.
              --------------------------------------------------

          MSC will have no Short-Term Indebtedness outstanding for thirty consecutive days within any twelve consecutive months during the term hereof; provided, however, that with respect to Short-Term Indebtedness outstanding incurred with respect to the financing of inventory for subsequent resale as coated substrates, MSC will have no such Short-Term Indebtedness outstanding for forty-five consecutive days during the term hereof in the aggregate

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in excess of 10% of the principal amount of the MSC sales for the preceding twelve month period. MSC will not maintain an inventory of steel for resale as coated substances, which at any time during the term hereof would exceed the greater of (i) the amount needed to fill firm contracts for such steel as a finished product, or (ii) an amount sufficient to fill contracts for the finished product equal in amount to 25% of the MSC sales for the preceding twelve months.

                       SECTION 7.  CERTAIN DEFINITIONS.
                       --------------------------------

          "Consolidated" when used with reference to assets, liabilities and net income or earnings of two such persons, shall mean the aggregate of the assets, liabilities and net income or earnings of such persons, as the case may be, determined in accordance with generally accepted accounting principles with intercompany items eliminated and, with respect to income or earnings, after eliminating the portion thereof properly attributable to minority interests, if any, in stocks of Subsidiaries or attributable to shares of preferred stock of Subsidiaries not owned by such person.

          "Consolidated Current Assets" and "Consolidated Current Liability" shall mean the aggregate of the Current Assets and Current Liabilities, respectively, of MSC and its Restricted Subsidiaries, consolidated in accordance with generally accepted account principles.

          "Consolidated Funded Indebtedness" shall mean the aggregate Funded Indebtedness of MSC and its Restricted Subsidiaries, consolidated in accordance with generally accepted accounting principles.

          "Consolidated Net Income" shall mean the aggregate of Net Income of MSC and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles.

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          "Consolidated Net Worth" shall mean the aggregate Net Worth of MSC and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles.

          "Current Assets" of any corporation, to the extent permitted by, and in all cases as determined in accordance with, generally accepted accounting principles, shall include (1) cash on hand or in transit or on deposit in any bank or trust company which has not suspended business; (2) readily marketable securities issued by the United States of America and other readily marketable securities maturing within one year from the date of issuance, taken at not more than cost or current market value, whichever is lower; (3) customers' accounts, bills and notes receivable; (4) inventories of any materials and supplies, of work or materials in process and of finished products, all taken at not more than cost or current market value, whichever is lower; and (5) such other assets including prepaid expenses but not deferred charges, except those which, in accordance with generally accepted accounting principles, would be included in "current assets"; all after deduction of adequate reserves in each case where a reserve is proper under generally accepted accounting principles; provided, however, that in computing Current Assets there shall be excluded, under all circumstances, real estate, fixtures and equipment, and any assets which are pledged or deposited as security for, or for the purpose of paying, any obligation which is not included in Current Liabilities.

          "Current Liabilities" of any corporation shall mean Indebtedness of such corporation, other than that portion of Funded Indebtedness due after one year, and without limitation, shall include (1) all Indebtedness, including that portion of Funded Indebtedness, maturing on demand or within one year after the date as of which such determination is made, (2)

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final maturities and prepayments of Indebtedness and sinking fund payments within twelve months after said date including, with respect to the Note, not only (a) fixed prepayments, but also (b) other prepayments on and after the date of notice of prepayment thereof required to be made in respect of any Indebtedness, and (3) all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles would be included as current liabilities.

          "Funded Indebtedness" of any corporation shall mean all Indebtedness which by its terms matures more than one year from the date as of which any calculation of Funded Indebtedness is made, excluding the portion of Funded Indebtedness due within one year, and any Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date, including any Indebtedness renewable or extendable (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement.

          "Indebtedness" of any corporation shall mean (1) all items (except items of capital stock, surplus or retained earnings) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such corporation as at the date on which Indebtedness is to be determined, (2) all indebtedness secured by any mortgage, lien, charge or encumbrance on, or security interest on, or pledge of, or conditional sale or other title retention agreement (including any lease in the nature thereof; with respect to any property or asset of such corporation existing at such date or any property or asset then held by such corporation subject thereto, whether or not the indebtedness

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secured thereby shall have been assumed, (3) any direct or indirect liability of such corporation with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit of negotiable instruments in the ordinary course of business) or discounted with recourse by such corporation, or in any other manner guaranteed by such corporation through any agreement (contingent or otherwise, (a) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or (b) to provide funds for the payment or discharge of such obligation or any other liability of the obligor thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (c) to maintain the solvency or any balance sheet or other financial condition of such obligor, or (d) to make payment for any products, materials or supplies or for any transportation or services, regardless of the non-delivery or non-furnishing thereof, for the primary purpose of assuring the payment or discharge of such obligation, or (e) to provide assurance in any other manner that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the cause of such obligation will be presented against loss in respect thereof.

          "Long-Term Lease" shall mean a lease of real or personal property, or both, having a term (including renewals at the option of the lessor or lessee) of more than five years and any such lease of a shorter duration (Short-Term Lease) to the extent the annual rental payments due under such lease would case the aggregate annual rental payments under all Short-Term Leases to exceed $250,000.

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          "Net Income" of any corporation for any fiscal period shall mean the net earnings after income taxes of the corporation, but excluding:

          (1) any gain or loss arising from the sale of capital assets except with respect to the gain or loss resulting from the sale of consulting and engineering services and research and development activities to others;

          (2) any gain arising from any write-up of assets;

          (3) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (4) earnings of any person, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

          (5) net earnings of any person in which the corporation or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the corporation or such Restricted Subsidiary in the form of cash distributions;

          (6) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the corporation or any other Restricted Subsidiary, except on account of restrictions contained herein or in the Lease; and

          (7) the earnings of any person to which assets of the corporation shall have been sold, transferred or disposed of, or into which the corporation shall have merged, prior to the date of such transaction.

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          "Restricted Subsidiary" shall mean, as to a particular parent corporation, any directly or indirectly 100% owned Subsidiary organized under the laws of any state of the United States of America and having substantially all of its assets located within, and operating substantially entirely within, the United States of America, which, in accordance with generally accepted accounting practices, should be consolidated with such parent corporation.

          "Short-Term Indebtedness" shall mean Indebtedness for borrowed money which is required to be paid within 365 days of the date such Indebtedness is incurred, provided, however, that such Indebtedness shall not include amounts incurred under items 3, 4 and 7 referred to in Exhibit A hereto.

          "Subsidiary" means a corporation of which MSC owns, directly or indirectly more than 50% of the voting stock.

                     SECTION 10.  AMENDMENTS AND WAIVERS.
                     ------------------------------------

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by MSC and the Lessor.

                      SECTION 11.  SURVIVAL OF AGREEMENT.
                      -----------------------------------

          All agreements, representations and warranties contained herein or made in writing by or on behalf of MSC in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and, any investigation at any time made by the Lessor or on behalf of the Lessor. All statements contained in any certificate or other instrument or document, delivered by or on behalf of MSC pursuant herein shall be deemed representations and warranties by MSC hereunder.

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                        SECTION 12.  TERM OF AGREEMENT.
                        -------------------------------

          This Agreement, the representations and warranties contained herein, and all guarantees, covenants and agreements of MSC contained herein shall continue in full force and effect and shall not be discharged until such time as all rent shall be paid in full and all other obligations of PFM under the Lease shall be duly performed.

                          SECTION 13.  MISCELLANEOUS.
                          ---------------------------

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Except as stated in Section 11 this Agreement embodies the entire agreement and understanding between the Lessor and MSC and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, or by different parties in separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                    MATERIAL SCIENCES CORPORATION



[Corporate Seal]                    By: _______________________________

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                                           Vice President

Attest:

By:____________________________


AGREES AND ACCEPTED
this 30/th/ day of May, 1986


CORPORATION PROPERTY ASSOCIATES

By: Casey Corporate Product, Inc.,
     Corporate Cetera, Parties

     By:_______________________
        Name:
        Title:

CORPORATE PROPERTY ASSOCIATES 2

By: Second Carey Corporate Property, Inc.
     Corporate General Partner

     By:_______________________
        Name:
        Title:

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